Exhibit  10(ww)



                            FOURTH AMENDMENT TO
                        JOINT VENTURE AGREEMENT OF
                          ELGIN RIVERBOAT RESORT


     This Fourth Amendment ( Amendment ) to Joint Venture Agreement is made and entered into as of the 28th of February, 1996, by and among Nevada Landing Partnership, an Illinois general partnership
( Nevada Group ), and RBG, L.P., an Illinois limited partnership
( Illinois Group ).


WITNESSETH:

     WHEREAS, the Nevada Group and the Illinois Group (hereinafter each sometimes referred to as Partner and collectively as
 Partners ) have heretofore entered into that certain Joint Venture Agreement dated as of December 18, 1992, as amended by that certain First Amendment to Joint Venture Agreement dated July 15, 1993 and that certain Second Amendment to Joint Venture Agreement dated as of October 6, 1994, and that certain Second Amendment to Joint Venture Agreement (in reality, the Third Amendment) dated as of June 1, 1995, (hereinafter said Joint Venture Agreements as amended, the Original Agreement ). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Original Agreement;

     WHEREAS, the Nevada Group desires, from time to time, to appoint certain employees of the Nevada Group or its Affiliates to devote essentially full time to the management of the Grand Victoria Riverboat for the benefit of the Joint Venture and to induce such employees to accept the appointments by retaining such employees on the payroll of the Nevada Group, or its Affiliate, so that the employee may continue to receive all the benefits of such employment, including participation in health plans, retirement plans and stock option plans, and in such circumstances, the Nevada Group desires to be reimbursed by the Joint Venture for the out-of-pocket compensation paid to such employee engaged in providing services to the Joint Venture on a full-time basis; and

     WHEREAS, the Partners desire to amend the Original Agreement as hereinafter provided to permit such appointment of employees of the Nevada Group and its Affiliates and to provide for the reimbursement of the Nevada Group and its Affiliates for such costs;

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1.  Reimbursement for Costs and Expenses.

     1.1 Section 7.3 of the Original Agreement is hereby deleted in its entirety and the following new Section 7.3 is substituted therefor:

      7.3 Reimbursement for Costs and Expenses. The Committee shall fix the amounts, if any, by which the Joint Venture will reimburse each Partner for all costs and expenses incurred by such Partner on behalf and for the benefit of the Joint Venture; provided, however, that no overhead or general administrative expenses of either Partner or its Affiliates shall be allocated to the operation of the Joint Venture, and no salaries, fees, commission or other compensation shall be paid by the Joint Venture to any Affiliate of any Partner or to any officer or employee of either Partner or its Affiliates for any of the services rendered to the Joint Venture except as may be provided by the Committee. Notwithstanding the foregoing, a Partner or its Affiliate shall promptly notify the Committee, and shall be reimbursed for the out-of-pocket compensation (e.g. salary, bonus, direct cost of health and retirement benefits, but not costs of any stock options) paid to any employee of a Partner or its Affiliate who is engaged in providing services to the Joint Venture on a full-time basis, provided that the appointment of such employee has otherwise been approved by the Committee, if required. The terms of any benefits offered to such employees (including, without limitation, the terms of any health, disability or retirement plans, or the terms of any option grants) shall be determined solely by the Partner or Affiliate which employs the employee, provided that both Partners must approve the terms of any benefits if such benefits are, taken as a whole, materially more favorable to the employee than those offered to employees of the Partner of Affiliate with similar duties.

     Section 2. No Other Changes. Except as otherwise expressly provided, all the terms and provisions of the Original Agreement shall continue in full force and effect. In the event any of the provisions of this Amendment shall be inconsistent, or be in conflict, with any of the provisions of the Original Agreement, the provisions of this Amendment shall prevail.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

RBG, L.P., an Illinois limited partnership,
                                              NEVADA LANDING
                                              PARTNERSHIP,
by its general partner                        an Illinois general
partnership, by a
general partner thereof

By: HCCA CORPORATION,                        By: Gold Strike Investments,
Inc.,
     a Delaware corporation                  a Nevada
                                             corporation

                                            By:________________________
By:_________________________
           Richard L. Schulze,                         David R.
Belding,
           Vice President                              President